SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007

OXFORD MEDIA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 727-3104
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 8, 2007, the Registrant completed the sale of all of the assets of its wholly owned subsidiary, Creative Business Concepts, Inc. (which we refer to as “CBC”). The sale was made to Creativecorp, Inc., an unrelated and unaffiliated Delaware corporation, and was deemed effective and closed as of the March 1, 2007. Creativecorp, Inc. acquired all of the assets of CBC in exchange for a total purchase price of $890,000. The acquired assets included all intellectual property and all accounts receivable of CBC. The purchase price was comprised of a cash payment of $272,219.08; the assumption of CBC’s operating business liabilities; the payment of broker fees due at closing; and, the payment of $140,000 into an escrow account, which will be paid to the Registrant ratably in bimonthly installments over 90 days based upon the collection of the CBC accounts receivable less the payment, if any, of CBC liabilities not assumed by the buyer.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Escrow Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Asset Purchase Agreement.

10.2	Escrow Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Lewis Jaffe
Lewis Jaffe, Chief Executive Officer

Date:  March 14, 2007

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